Exhibit 10.03

2018 Free On-Line Electronic Tax Filing Agreement Amendment

WHEREAS, the Alliance and the IRS entered into a three year agreement which was published in the Federal Register (Vol. 67, No. 153, page 51621) on August 8, 2002 and executed on October 30, 2002 (attached), that set forth parameters to which industry members of the Alliance would offer online tax preparation and filing services to taxpayers at no cost to taxpayers (“Services”); and
WHEREAS, Free File Inc. and the IRS entered into agreement to extend the term of the original agreement, as modified, for an additional period of four years, from October 30, 2005, until October 30, 2009; and

WHEREAS, Free File Inc. and the IRS entered into agreement to extend the term of the original agreement, as modified, for an additional period of four years, from October 30, 2009, until October 30, 2014; and

WHEREAS, Free File, Inc. and the IRS entered into an agreement to amend and extend the agreement for one year, from October 30, 2014 to October 30, 2015 with the intention to negotiate a multi-year amended agreement; and
WHEREAS, Free File, Inc. and the IRS entered into an agreement to extend the term of the original agreement, as modified, for an additional period of five years, from October 31, 2015, until October 31, 2020; and
NOW THEREFORE, the Alliance and the IRS, hereby mutually agree to amend and extend the agreement executed on October 30, 2002, subject to the following changes and additional conditions:
I.    This agreement, which incorporates important changes and improvements, shall be complete and binding as of the date of the last signature on this document.  This 2018 Agreement will extend the term of the original agreement and subsequent amendments for an additional one-year period from the effective date, which shall begin on October 31, 2018, and end on the expiration date on October 31, 2021.  The superseding agreement now being signed is intended to provide notice and greater stability to the Free File program, and to require FFI Members and the IRS to comply with the 8th MOU provisions beginning now.

__/s/ Kenneth Corbin                        Date: 10/31/2018
Kenneth Corbin,
Commissioner, Wage and Investment Division
Internal Revenue Service

_/s/ Timothy Hugo_                        Date: 10/25/2018
Timothy Hugo, Executive Director
Free File Inc.